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                                 EXHIBIT (13)



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                THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES STATUTE,
             INCLUDING, WITHOUT LIMITATION, THE SECURITIES LAWS OF
           ANY STATE, AND IS SUBJECT TO RESTRICTIONS ON EXERCISE AND
                   TRANSFER DESCRIBED IN SECTION 11 HEREOF.


                              WARRANT CERTIFICATE


                  BATTERIES BATTERIES, INC., a Delaware corporation (the "Company"), agrees, that pursuant to the Agreement between the Company and Founders Management Services, Inc., a Delaware corporation ("Founders"), ______________ c/o Founders, 200 Madison Avenue, New York, New York 10016 (hereinafter referred to as the "Holder") is entitled to purchase from the Company, subject to the limitations and conditions hereinafter set forth, up to 50,000 shares of the Company's Common Stock, $.00l par value per share (the "Shares"). The purchase price per Share (the "Exercise Price") shall be equal to $4.125. The number of Shares and the Exercise Price are subject to adjustment as provided herein.

         1.       EXERCISE OF WARRANT.

                  1.1 Exercise. This Warrant may be exercised at any time and from time to time on or prior to January 6, 2002 (the "Term of Warrant"). Exercise shall be effected by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at the Company's executive offices in New York City, currently 200 Madison Avenue, Second Floor, New York, New York 10016, accompanied by payment in cash or by wire transfer to the Company, in the amount obtained by multiplying the number of Shares (giving effect to any adjustment therein) by the Exercise Price, as adjusted; provided that, in case such Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), the Company may also require that such Holder furnish to the Company a written statement that such Holder is purchasing such Shares for such Holder's own account for investment and not with a view toward distribution thereof, and that none of such Shares will be sold or otherwise distributed in violation of the provisions of the 1933 Act.



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                  1.2 Exercise in Part. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in
Section 1.1, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of Shares which may be acquired upon exercise as provided in Section 1.1 (giving effect to any adjustment therein) designated by the Holder in the form of subscription at the end hereof duly executed by such Holder by (b) the Exercise Price, as adjusted. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to the Holder hereof or its designee a new Warrant or Warrants of like tenor, in the name of such Holder or its designee (upon payment by such Holder of any applicable transfer taxes), calling in the aggregate on the face or faces thereof for the number of Shares equal (giving effect to any adjustment therein) to the number of such Shares designated by the Holder in the form of subscription at the end hereof.

         2.       DELIVERY OF STOCK AND WARRANT CERTIFICATES, ETC. ON EXERCISE.

                  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of, and delivered to, the Holder, or otherwise as the Holder may direct (upon payment by the Holder of any applicable transfer taxes), a certificate or certificates for the number of fully paid and nonassessable Shares to which the Holder shall be entitled on such exercise, rounded upward to the nearest whole share.

         3.       ADJUSTMENTS.

                   3.1 Adjustments to Exercise Price. The Exercise Price of the Warrants shall be adjusted from time to time as follows:

                  (a) Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (including shares held in the Company's treasury) for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, the Exercise Price shall forthwith be reduced to a price determined by dividing:

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                           (x) an amount equal to (i) the total number of
                  shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus (ii) the consideration, if any, received by the Company upon such issuance or sale, by

                           (y) the total number of shares of Common Stock
                  outstanding immediately after such issuance or sale.

For the purpose of any computation to be made in accordance with the provisions of this paragraph 3.1(a), the following provisions shall be applicable:

                           (i) In case of the issuance or sale of shares of
                  Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering, the initial public offering price before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

                           (ii) In case of the issuance or sale (other than
                  as provided in subparagraph 3.1(a)(iii) or (iv) or on conversion or exchange of other securities of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration, as determined in good faith by the Board of Directors of the Company as of the date of the adoption of the resolution authorizing such issuance, irrespective of accounting treatment. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock.

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                           (iii) Shares of Common Stock issuable by way of
                  dividend or other distribution on any stock of the Company shall be deemed to have been issued without consideration immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                           (iv) In the event of a merger in which the Company
                  is the surviving corporation, a merger or consolidation in which a subsidiary of the Company is a constituent corporation, or the acquisition of assets by the Company or a subsidiary, the consideration received by the Company or its subsidiary for any Common Stock issued by the Company in connection therewith shall be deemed to equal the "market value" of the securities issued by the Company. "Market value" of securities issued by the Company shall be deemed to be the average of the closing sales price of the Common Stock for the 30 day period immediately preceding the date the agreement of consolidation, merger or acquisition is executed on the largest (by way of trading volume) national securities exchange on which the Common Stock is listed or if not then listed on a national securities exchange, on the National Market System ("NMS") or if the Common Stock is not so listed on a national securities exchange or NMS, then the average of the low asked and high bid prices quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the Common Stock is not listed on a national securities exchange, NMS or quoted on NASDAQ, then the average of the low asked and high bid prices as quoted on the Bulletin Board of the NASD.

                           (v) The number of shares of Common Stock at any
                  time outstanding shall not include any shares then owned or held by or for the account of the Company, but shall include the aggregate number of shares deliverable in connection with those options, warrants and rights and convertible and exchangeable securities referred to in paragraph 3.1(b) while such options, warrants, rights or securities remain outstanding and unexercised, unconverted or unexchanged, as the case may be, and thereafter to the extent such options, warrants, rights or securities have been exercised, converted or exchanged.

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                  (b) In case the Company shall at any time after the date
         hereof issue options, warrants or rights to subscribe for shares of Common Stock (including shares held in the Company's treasury), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, warrants or rights or convertible or exchangeable securities, or without consideration, then the Exercise Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall each be reduced to a price determined by making a computation in accordance with the provisions of paragraph 3.1(a); provided that:

                           (i) the aggregate maximum number of shares of
                  Common Stock deliverable under such options, warrants or rights shall be considered to have been delivered at the earliest time and to the extent such shares may be delivered upon exercise of the options, warrants or rights first become exercisable, and for a consideration equal to the minimum purchase price per share of Common Stock provided for issuance of such shares in such options, warrants or rights, plus the cash consideration (determined in the same manner as consideration received on the issue or sale of Common Stock), if any, received by the Company for such options, warrants or rights;

                           (ii) the aggregate maximum number of shares of
                  Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time and to the extent, the conversion or exchange right of such securities becomes operative and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock) received by the Company for such securities, plus the consideration, if any, to be received by the Company upon the exchange or conversion thereof; and

                           (iii) on the expiration of such options, warrants
                  or rights or the termination of such right to convert or exchange the convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustments made upon the issuance of such options, warrants, rights or convertible or exchangeable securities been made upon the basis of the delivery of only

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                  the number of shares of Common Stock actually delivered upon the exercise of such options, warrants or rights or upon conversion or exchange of such securities.

                   (c) In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination to the nearest one cent ($.01). Any such adjustment shall become effective at the close of business on the date that such subdivision or combination shall become effective.

                  (d) Within a reasonable time after the close of each month during which the Exercise Price has been adjusted as herein provided, the Company shall mail to the Holder a certificate signed by any of the Chairman of the Board of Directors, the President, a Vice President, the Treasurer and the Secretary of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Exercise Price after each such adjustment.

         3.2 Non-Adjustment of Exercise Price. Notwithstanding anything contained in Section 3.1 to the contrary, no adjustment of the Exercise Price, other than pursuant to paragraph 3.1(c), shall be made:

                  (a) If the amount of such adjustment in the Exercise Price shall be less than four cents ($.04), but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than five cents ($.04).

                  (b) In connection with the issuance or sale of Common Stock upon the exercise of options, warrants or rights or upon the conversion or exchange of convertible or exchangeable securities in any case where the adjustment provided in this section was made upon the issuance of such options, warrants, rights, or convertible or exchangeable securities by reason of the provisions of paragraph 3.1(b).

                  (c) By reason of the issuance of (i) shares of Common Stock upon exercise of the Company's outstanding warrants issued prior to the date hereof to GKN Securities Inc. or its assignees, (ii) the issuance of stock and options

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         to purchase Common Stock of the Company issued or to be issued pursuant to agreements to which the Company is a party providing for the Company or its subsidiaries to acquire capital stock or assets of other companies or business entities which give rise to the payment of fees to Founders or its assignees under the Management Services Agreement and the issuance of shares of Common Stock upon exercise or conversion of options, warrants or convertible securities issued pursuant to such agreements, (iii) the issuance of options under the Company's stock option plans or upon exercise of options granted thereunder, (iv) shares pursuant to the anti-dilution provisions of the foregoing securities or plan, including such provisions as shall take effect as a result of the issuance and exercise of this Warrant.

                  3.3 Effect of Reorganization or Reclassification. In the case of any reorganization of the Company or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision of combination) or in the case of any consolidation of the Company with, or merger of the Company into another corporation, or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entity, then, as a part of such reorganization, reclassification, consolidation, merger or sale, provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise hereof the amount of cash, number of shares of stock, warrants, or other securities or property of the Company, or of the successor corporation resulting from such consolidation, merger or sale, to which a holder of that number of Shares deliverable upon the exercise of this Warrant would have been entitled on such reorganization, reclassification, consolidation, merger or sale, as if this Warrant had been exercised in full immediately prior to the effectiveness of such reorganization, reclassification, consolidation, merger or sale.

                  3.4 Effect of Adjustment on Face of Warrant. Irrespective of any adjustments in the Exercise Price or the number or kind of securities issuable hereunder, this Warrant may continue to express the same price and number and kind of shares and warrants as are herein stated.

                  3.5 Effect of Distribution of Assets. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall at any time make any distribution of its assets to holders of its Common Stock as a liquidating or partial liquidating dividend by way of return of capital or otherwise (other than as either a

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cash dividend payable out of any surplus legally available for the payment of dividends under the laws of the State of Delaware or as a stock dividend as provided in paragraph 3.1(a) hereof), then the holder, upon receipt of any Shares upon exercise of this Warrant after the date of record for the determination of Holders of Common Stock entitled to such distribution of assets, shall also be entitled to receive, in addition to the Shares, the amount of such assets or dividend which the Holder would have received had it been the holder of record on the record date for the determination of those entitled to such distribution of such assets.

         4.       NO DILUTION OR IMPAIRMENT.

                  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out all such terms and in taking all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of Shares above the amount payable therefor on such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon exercise of this Warrant.

         5.       NOTICES OF RECORD DATE, ETC.

                  In the event of:

                  (a) any taking by the Company of a record of the holders of the Common Stock or any class of other securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any sale of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other person or entity; or

                                     -9-
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                  (c) any voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then if on or prior to the Record Date as hereinafter defined the Holder is entitled to acquire shares upon exercise of this Warrant, and in such event, the Company will mail or cause to be mailed to the Holder a notice specifying
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed as to which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up (the "Record Date"), and (iii) the amount and character of any stock or other securities, or rights or warrants in respect thereof, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed by certified mail, return receipt requested, at least 15 days prior to the date therein specified.

         6.       RESERVATION OF STOCK, ETC., ISSUABLE UPON EXERCISE OF THIS
WARRANT.

                  The Company will at all times authorize, reserve and keep available, solely for issuance and delivery upon exercise of this Warrant as herein provided, all shares of Common Stock from time to time issuable upon exercise of this Warrant. All such shares, when issued upon exercise, shall be validly issued, fully paid and non-assessable, free and clear or all liens, security interests, charges and other encumbrances or, except as set forth herein, restrictions on sale and free and clear of all preemptive rights.

         7.       EXCHANGE OF WARRANT.

                  Upon surrender for exchange of this Warrant properly endorsed to the Company, the Company, at its expense, will issue and deliver to, or on the order of, the Holder, a new Warrant or Warrants of like tenor in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct,


                                     -10-
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calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant.

         8.       REPLACEMENT OF WARRANT.

                  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an agreement of indemnity reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9.       REMEDIES.

                  The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not, and will not be, adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         10.      NEGOTIABILITY, ETC.

                  This Warrant is issued upon the following terms, to all of which the Holder by the taking hereof consents and agrees:

                  (a) subject to Section 11 hereof, title to this Warrant may be transferred by endorsement (by the Holder' s executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                  (b) any person in possession of this Warrant, properly endorsed, is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value, subject to
         Section 11 hereof; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

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                  (c) until this Warrant is transferred on the books of the
         Company, the Company may treat the Holder as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         11.      RESTRICTIONS ON TRANSFER OF WARRANT OR SHARES.

                  11.1     Restrictions in General.

                  (a) Notwithstanding any provisions contained herein to the contrary, this Warrant and the Shares shall not be transferable except upon the conditions specified in this Section 11, which conditions are intended, among other things, to insure compliance with the provisions of the 1933 Act with respect to transfer of this Warrant or of the Shares. The Holder agrees that it will not transfer this Warrant to any person other than an affiliate, which shall mean a person controlling or controlled by the Holder or a member of the Holder's immediate family, except by will or the laws of descent, or transfer any of the Shares prior to delivery to the Company of the opinion of counsel referred to, and to the effect described, in Section 11.2 hereof or until the effectiveness of the registration under the 1933 Act of the Shares to be transferred.

                  (b) The Company shall maintain its registration under
         Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") as long as this Warrant remains outstanding and shall timely file the reports required to be filed as a result of its registration under the 1934 Act (including those required to make available the benefits of Rule 144 under the 1933 Act).

                  11.2 Statement of Intention to Transfer; Opinion of Counsel. The Holder, by its acceptance of this Warrant, agrees that prior to any transfer of the Shares, such Holder will deliver a statement to the Company setting forth the intention of such Holder's prospective transferee with respect to its retention or disposition of the Shares and if the Shares have not been registered under the 1933 Act, together with a signed copy of the opinion of such Holder's counsel as to the non-necessity for registration under the 1933 Act in connection with such transfer. If, in the opinion of such Holder's counsel, which opinion must be reasonably satisfactory to the Company's counsel, the proposed transfer of the Shares may be effected without registration under the 1933 Act, then the Holder shall be entitled to transfer the Shares in accordance with the intended method of disposition specified in the statement delivered by such Holder to the Company, in which event the Company will promptly instruct the transfer agent for the Common Stock to effect the required transfer upon appropriate presentation and execution of the certificate for the Shares being transferred and the foregoing documents.

                  11.3 Instructions to Transfer Agent. The Holder covenants and agrees with the Company that the Company may instruct its transfer agent not to transfer the Shares unless such agent has been advised by the Company or has otherwise been satisfied that the transferor has complied with the provisions described above.

                  11.4 Transfer Restriction Legend.

                  (a) Each certificate representing Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Shares are registered under the 1933 Act, shall bear the following legend (and any additional legend required by any securities exchange or organized trading market on which the Shares may, at the time, be listed) on the face thereof:

                  "The securities represented hereby have not been registered under the Securities Act of 1933 and the transfer of such securities is subject to the restrictions set forth in
                  Section 11 of a Warrant Certificate issued by Batteries Batteries, Inc. (the "Company"), a copy of which is available for inspection at the head office of the Company, and no transfer of said securities shall be valid or effective unless and until the terms and conditions of said
                  Section 11 shall have been complied with."

                  (b) Any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing such legend shall also bear such legend unless, in the opinion of counsel for the Holder thereof, which opinion is reasonably satisfactory to Company's counsel, addressed and delivered to the Company and the Holder, the shares represented thereby need no longer be subject to the restrictions contained in this Article 11. The provisions of this
         Article 11 shall be binding upon all subsequent Holders of certificates bearing the above legend.

         12.      PIGGYBACK REGISTRATIONS.

                  (a) If the Company at any time proposes after 12 months from the date hereof to register any shares of Common Stock of the Company for sale for cash by the Company or by selling security holders ("Other Holders") such proposed registration being hereinafter referred to as an "Underlying Registration"), the Company will at each such time give fifteen (15) days' prior written notice to the Holders of all the Warrants issued pursuant to the January 7, 1997 Agreement (the "Warrant Holders") and the shares of Common Stock issued upon exercise of the Warrants (the "Warrant Shares") (collectively, the "Holders") of the Company's intention to file a registration statement to effect the Underlying Registration (the fifteen-day (15) period following such notice being given being hereinafter referred to as the "Purchaser Registration Request Period"). Upon the request of one or more of the Holders received by the Company in writing within the Purchaser Registration Request Period, the Company will use its reasonable best efforts to cause to be included in such Underlying Registration the number of Registrable Shares the Holders have requested to be registered; provided that the Company's obligation under this Paragraph 1 shall terminate as to any Underlying Registration that the Company abandons prior to the effective date of such Underlying Registration and provided further, that if such registration statement relates to an underwritten public offering, then the Company shall be required to include the Registered Shares only (i) if the Holders thereof agree to sell the Registered Shares in the manner adopted by and on terms satisfactory to the underwriters for such public offering and (ii) to the extent that in the opinion of the managing underwriters, the inclusion in the public offering of the Registered Shares requested to be included would not materially adversely affect the terms or success of the offering or require the Company to reduce the number of shares proposed to be sold by it; and, provided further, that if the managing underwriter or underwriters require the Company to reduce the number of the Registered Shares proposed to be sold by the Holders or a Holder, any such reduction shall be applied proportionately among the Holder or Holders, and other holders of securities proposed to be included in the registration statement ("Other Holders") based on the number of securities each Holder and each Other Holder has requested to have included. The Company shall not be required to comply with more than two requests for an Underlying Registration pursuant to this Paragraph 1 not including any requests which resulted in an abandoned Underlying Registration or the reduction by at least 50% of the number of Registrable

         Shares which were requested to be registered which reduction was effected pursuant to this paragraph.

                  (b) With respect to each Underlying Registration, the Company shall:

                           (i) Use its reasonable best efforts to cause such
                  registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (i) the date when all Registrable Shares covered by the registration statement have been sold or (ii) 180 days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each Holder of Registrable Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the reasonable review of such holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if a selling Holder shall reasonably object to the information in such registration statement or prospectus concerning such selling Holder;

                           (ii) prepare and file with the Commission such
                  amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Paragraph 12 (b) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                           (iii) furnish to the selling Holders and to each
                  underwriter such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement

                  (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

                           (iv) use its reasonable best efforts to register
                  and qualify the Registrable Shares under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Registerable Shares owned by such Holder in such jurisdictions; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

                           (v) promptly notify each selling Holder of such
                  Registrable Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, under the circumstances in which they are made, not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (vi) in connection with an underwritten offering,
                  entered into such underwriting agreements in customary form for a primary offering), make such representations and warranties to the underwriters, obtain such opinions of counsel and "cold comfort" letters addressed to the underwriters, and take all such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                           (vii) make available for inspection by any selling
                  Holder of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                           (viii) promptly notify the Holders of Registrable
                  Shares and the underwriters, if any, of the following events: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information,
                  (3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

                           (ix) make every reasonable effort to prevent the
                  entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

                           (x) if reasonably requested by any underwriter or a
                  selling Holder of Registrable Shares in connection with any underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriters and the Holders of a majority of the Registrable Shares being sold reasonably agree should be included therein relating to the sale of the Registrable

                  Shares, including, without limitation, information with respect to the number of Registrable Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Shares to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                           (xi) prior to the filing of any document that is to
                  be incorporated by reference into the registration statement or the prospectus (after the initial filing of the registration statement with the Commission), (i) promptly provide copies of such document to counsel for the selling Holders of the Registrable Shares and counsel for the underwriters, if any, (ii) make representatives of the Company reasonably available for discussion of such document and (iii) make such changes in such document prior to the filing thereof as counsel for the selling Holders of a majority of the Registrable Shares and underwriters, if any, may reasonably request.

                           (xii) cooperate with the selling Holders of
                  Registrable Shares and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends, and enable such Registrable Shares to be in such lots and registered in such names as the underwriters may request at least three business days prior to any delivery of Registrable Shares to the underwriters.

                           (xiii) use its reasonable best efforts to list the
                  Registrable Securities covered by such registration statement with any national securities exchange on which the Common Stock is listed or on the NASDAQ system if the Common Stock is then quoted thereon.

                  (c) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to register any Registrable Shares of any Holder pursuant to Paragraph 1 of this Agreement in the event that (a) the Company shall obtain an opinion of its counsel (which opinion shall be reasonably satisfactory to the affected Holder) that all such Registrable Shares may then be sold without registration under the Securities Act pursuant to

         Rule 144; or, (b) (i) the Company files and causes to become effective a Registration Statement pursuant to Rule 415 or its successor under the Securities Act (a "Rule 415 Registration"), (ii) the Company, at least thirty days prior to the initial filing of such Rule 415 Registration, shall have given written notice to all Holders of its offer to include all or any Registrable Share in such Rule 415 Registration, and (iii) the Company shall pay all expenses related thereto as specified in Paragraph 12(d) hereto; provided, however, that the provisions of this Paragraph 12(c) shall apply to any Rule 415 Registration, and provided, further, that the registration rights provided in this Agreement shall revive on the date a Rule 415 Registration is withdrawn or abandoned if any or all of the Registrable Shares are not sold pursuant to such Rule 415 Registration.

                  (d) All expenses incurred in connection with a registration (excluding underwriters' discounts and commissions), including, without limitation, all registration and qualification fees, printing and accounting fees, fees and disbursement of counsel for the Company, transfer taxes, listing fees, quotation fees, and fees and expenses of transfer agents and registrars, shall be borne by the Company. The underwriters' discounts and commissions with respect to the sale of the Registrable Shares and the fees and expenses of counsel to the selling Holders shall be borne by the selling Holders.

                  (e) In the event any Registrable Shares are included in a registration statement under this Agreement:

                           (i) To the full extent permitted by law, the
                  Company will and hereby does indemnify and hold harmless the Holders, whose Registrable Shares are included (the "Included Holders"), each employee or agent of the Included Holders, any underwriter (as defined in the Securities Act for such Holders, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act and applicable state securities laws insofar as such losses, claims, damages or liabilities are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such person or entity for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damages, liability or action; provided, however, that the indemnity agreement contained in this Paragraph 12 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of the Included Holders or the underwriter for the included Holders.

                           (ii) to the full extent permitted by law, the
                  Included Holders jointly and severally, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter for the Company (within the meaning of the Securities Act), each Other Holder, and each person, if any, who controls such Other Holder within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, Other Holder or underwriter may become subject, under the Securities Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect hereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or
                                     -20-
                  necessary to make the statements therein not misleading in light of the circumstances under which they were made, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, any amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Included Holders expressly for use in connection with such registration; and each Included Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, Other Holder or underwriter in connection with investigating or defending any such loss or claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Paragraph 12 (c) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Included Holders (which consent shall not be unreasonably withheld).


                  In no event shall the liability of the Included Holders exceed the amount of the proceeds received by such Holders upon the sale of the Registrable Shares giving rise to such indemnification obligation.

                           (iii) promptly after receipt by an indemnified
                  party under this Paragraph 12 of notice of the commencement of any action or knowledge of a claim that would, if asserted give rise to a claim for indemnity hereunder such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 12, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed to assume the defense thereof with counsel mutually satisfactorily to the parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Paragraph 12 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liability with counsel so selected; provided, however, that if (x) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based upon the reasonable advice of counsel that there may be reasonable defenses available to it which are different from or in addition to those available to the indemnifying party, or (y) the interests of the indemnified party reasonably may be deemed to conflict with the interest of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, the expenses and reasonable fees of such separate counsel and other expenses related to such participation shall be reimbursed by the indemnifying party as incurred. Without the prior written consent of an indemnified party, the indemnifying party shall not consent to the imposition of any injunctive or other equitable relief against such indemnified party, or to the admission by such indemnified party to any violation of the laws or regulations (including without limitation the Securities Act or the Securities Exchange Act of 1934) or to the payment of any amounts by such indemnified party unless the indemnifying party has and will keep separate and in trust immediately available funds sufficient to effect payment of such amount. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if prejudicial to such party's ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph 12, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Agreement.

                  Notwithstanding the foregoing, in no event shall the indemnifying party be liable for the fees and expenses of more than one counsel at any item for all indemnified parties.

         13. NO CANCELLATION OR REDEMPTION RIGHTS AS TO THIS WARRANT OR THE SHARES.

                  The Company shall not have any right to redeem or cancel this Warrant or redeem any or all of the Shares.

         14.      LISTING ON SECURITIES EXCHANGE.

                  The Company will, at its own expense, list on each national securities exchange or over-the-counter market, including the NMS, on which any Common Stock may at any time be listed all Shares from time to time issuable upon exercise of this Warrant, and will maintain such listing so long as any other shares of its Common Stock are so listed.

         15.      NOTICES, ETC.

                  Except as otherwise provided herein and unless the Holder or the Company, as the case may be, is notified in writing otherwise, all notices and other communications hereunder shall be mailed by first class registered or certified mail, postage prepaid, to such addresses as may be furnished from time to time by the Company or the Holder to each other, and prior thereto, as follows:

                  (a)      To the Company, at:

                           Batteries Batteries, Inc.
                           200 Madison Avenue, Second Floor
                           New York, New York  10016
                           Attention:  Chairman of the Board or President

and
                  (b) the Holder, at the address set forth in the opening paragraph.

         16.      SURVIVAL OF AGREEMENTS.

                  All covenants and agreements contained herein, whether made by the Company or by the Holder, shall survive the execution and delivery of this Warrant and any investigation at any time made by the Holder or on the Holder's behalf.

         17.      MISCELLANEOUS.

                  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such state and applicable federal law.

The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

                                   BATTERIES BATTERIES, INC.


                                   By:
                                       ----------------------------------------
                                       Ronald E. Badke, Chief Operating Officer




AGREED:


----------------------------------
                           , Holder

                               SUBSCRIPTION FORM

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                     IF HE DESIRES TO EXECUTE THE WARRANT


         The undersigned hereby exercises the right to purchase the number of shares of Common Stock set forth below covered by this Warrant according to the conditions thereof and herewith makes payment of the Exercise Price of such Shares in full.

         Exercise as to _____ shares of Common Stock.


                                         Signature:



                                         --------------------------------------

                                         Address:



                                          -------------------------------------

                                          -------------------------------------

Dated:  ____________________

                                    NOTICE

         The signature to the foregoing Subscription Form must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                     -26-